UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2018

Commission file number 001-31617

BRISTOW GROUP INC.
(Exact name of registrant as specified in charter)

Delaware	72-0679819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2103 City West Blvd., 4th Floor, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

None

Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 19, 2018, the Board of Directors (the “Board”) of Bristow Group Inc. (the “Company”) adopted the First Amendment (the “First Amendment”) to the Deferred Compensation Plan, as previously amended and restated effective as of August 1, 2008 (the “Plan”), for certain senior executives.

Effective as of December 31, 2018, the First Amendment eliminates mandatory annual Company contributions to each participant’s Employer Contribution Account (as such term is defined in the Plan), other than Company contributions allocated in calendar year 2018 but to be settled in calendar year 2019. The Plan otherwise remains in effect, and amounts previously deferred under the Plan remain subject to the terms and provisions of the Plan.

The description of the First Amendment set forth above is qualified in its entirety by the First Amendment, which is filed as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	First Amendment to the Bristow Group Inc. Deferred Compensation Plan, effective as of December 31, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: December 26, 2018	By:	/s/ E. H. Underwood III
Name: E. H. Underwood III
Title: Interim General Counsel